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Global Corporate Trust
190 S. LaSalle Street, 7th Floor
MK-IL-SL7C
Chicago, IL 60603

usbank.com

Annual Statement of Compliance

Citigroup Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC21

VIA: EMAIL

Citigroup Global Markets Inc.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson
telecopy number: (646) 328-2943
e-mail: richard.simpson@citi.com

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
telecopy number: (646) 862-8988
e-mail: ryan.m.oconnor@citi.com

GS Mortgage Securities Corporation II, as Depositor for
GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC20
& GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC22
200 West Street
New York, New York 10282
Attention: Leah Nivison
Email: leah.nivison@gs.com

Wells Fargo Bank, National Association, as Certificate Administrator for
GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC20
& GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC22
9062 Old Annapolis Road
Columbia, Maryland 21045
Email: trustadministrationgroup@wellsfargo.com
Email: cts.sec.notifications@wellsfargo.com
Attention: SEC Notifications

Page 1 of 2	Citigroup Commercial Mortgage Trust 2014-GC21
Annual Statement of Compliance

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Re:	Pooling and Servicing Agreement dated as of May 1, 2014 (the “Agreement”) between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as the Master Servicer, LNR Partners, LLC, as the Special Servicer, Park Bridge Lender Services LLC, as the Operating Advisor, and U.S. Bank National Association, as the Certificate Administrator and Trustee.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: February 24, 2021

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 2 of 2	Citigroup Commercial Mortgage Trust 2014-GC21
Annual Statement of Compliance